Exhibit 99.1

Asure Announces Second Quarter 2021 Results

AUSTIN, TX – August 9, 2021 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the second quarter ended June 30, 2021.

“We’re excited to see the growth strategy we laid out for investors fulfilled in the second quarter with 22% year over year revenue growth evenly split, approximately, between organic and inorganic growth. Our prior year acquisition of Payroll Tax Management, which powers our internal and external tax engine, was a key contributor to our inorganic growth and continues to generate significant interest from prospective clients,” said Chairman and CEO, Pat Goepel.
Goepel added, “Investments in Sales and Marketing are paying off with bookings up 48% year over year and productivity continues to climb as sales reps further develop their referral sources. Also, I couldn’t be prouder of our team as they’ve helped our small business clients file for nearly $100 million in Employee Retention Tax Credits (ERTC) in the second quarter. This critical stimulus program will help them hire staff to grow their businesses. We’re encouraged by early signs of the economy re-opening as our small business clients are largely back to business. Uncertainty remains with COVID-19 but, we’re optimistic about tailwinds in our base as employment levels rise—our plans to grow revenue 20% annually remain unchanged.”

Second Quarter 2021 Key Highlights

•Revenue of $17.2 million, up 22% from the prior year’s quarter, and up 6% sequentially excluding year-end fees
•Total bookings were up 48% year over year, 51% sequentially
•GAAP net income of $3.8 million including PPP loan forgiveness of $8.7 million
•Non-GAAP EBITDA of $1.1 million, or 6% margin
•Signed commitment letter with Structural Capital Investments to enter a $50 million credit facility

	Three Months Ended			Six Months Ended
in thousands, except per share data (unaudited)	June 30, 2021	June 30, 2020	Variance	June 30, 2021	June 30, 2020	Variance
REVENUE
GAAP Revenue	$17,168	$14,115	21.6%	$36,970	$33,061	11.8%

GROSS PROFIT
GAAP Gross Profit	$9,945	$8,107	22.7%	$22,437	$19,213	16.8%
GAAP Gross Margin	57.9%	57.4%	n/a	60.7%	58.1%	n/a
Non-GAAP Gross Profit	$11,335	$9,129	24.2%	$24,911	$21,275	17.1%
Non-GAAP Gross Margin	66.0%	64.7%	n/a	67.4%	64.4%	n/a

EARNINGS
GAAP Net income (loss)	$3,764	$(3,944)	NM	$2,166	$(5,711)	NM
GAAP Net income (loss) per share	$0.20	$(0.25)	NM	$0.11	$(0.36)	NM
Non-GAAP Net income (loss)	(71)	452	NM	2,171	3,767	(42.4)%
Non-GAAP Net income (loss) per share	$0.00	$0.03	NM	$0.10	$0.24	(58.3)%

EBITDA
EBITDA	$8,328	$136	NM	$10,922	$2,138	NM
EBITDA Margin	48.5%	1.0%	n/a	29.5%	6.5%	n/a
Non-GAAP EBITDA	$1,064	$1,409	(24.5)%	$4,486	$5,694	(21.2)%
Non-GAAP EBITDA Margin	6.2%	10.0%	n/a	12.1%	17.2%	n/a
•NM indicates Not Meaningful Information
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release
•Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period

Financial Commentary

“Second quarter’s financial results and the continued strengthening of our balance sheet gives us confidence in our ability to execute our strategy. We ended the quarter with $20.3 million in cash, reduced our debt by 41% sequentially to $13.4 million thanks in part to the forgiveness of our PPP loan. We are excited to announce that we have signed a commitment letter with Structural Capital Investments for a $50 million credit facility, which we expect to close later this quarter. This new $50 million credit agreement, if consummated, coupled with our ability to sell shares under recent registration statements, we believe, will give us financing flexibility needed to achieve our growth aspirations,” said CFO John Pence.

New Credit Agreement—Key Terms (subject to the satisfaction of closing conditions)

•$50 million facility
•48 month term
•Limited covenant package, including achieving 60% to 70% of pro-forma APR depending on the measurement period
•24 and up to 36 months of interest only payments depending on financial metrics achieved
•Prime rate, plus 5.75%, with a floor of 9.0%
•Anticipated to close near the end of the third quarter

Appointment of Chief Technology Officer

“As Asure continues to evolve and expand its software solutions, we have created the role of chief technology officer. We are excited to announce the appointment of Yasmine Rodriguez to this newly created role. Yasmine brings over twenty years of experience in building world class Human Capital Management technology. She will lead our IT infrastructure, process automation, and technology roadmap, driving innovation to better serve our clients,” said CEO Pat Goepel.

Third Quarter 2021 Guidance

We are providing the following guidance for the third quarter of 2021 based on our second quarter results. This outlook reflects our current view regarding the speed and timing of the economic recovery from the COVID-19 pandemic.

Financial Measure
Revenue	$17.0 million	—	$17.5 million
Non-GAAP EBITDA	$0.8 million	—	$1.0 million
Non-GAAP EPS	$(0.03)	—	$(0.01)

Conference Call Details

Asure management will host a conference call today at 4:30pm EDT / 3:30pm Central time, Monday, August 9, 2021. Asure Chairman and CEO Pat Goepel as well as CFO John Pence will host the conference call, followed by a question and answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing (877) 853-5636 (U.S.) or (631) 291-4544 (outside the U.S.). The conference ID is 1138654.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP Financial Measures

This press release includes information about non-GAAP Net Income (Loss), non-GAAP Net Income (Loss) per share, non-GAAP tax rates, non-GAAP gross profit, non-GAAP gross profit margin, EBITDA, EBITDA margin, non-GAAP EBITDA, and non-GAAP EBITDA margin (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

EBITDA differs from GAAP Net Income (Loss) in that it excludes items such as interest, tax, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP EBITDA differs from EBITDA in that it excludes share-based compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP Net Income (Loss) per share differs from GAAP Net Income (Loss) per share in that it assumes a 0% non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, share-based compensation, and one-time expenses.

Non-GAAP gross profit differs from GAAP gross profit in that it excludes amortization, share-based compensation, and one-time items.

All Non-GAAP measures presented as “margin” are computed by dividing the applicable Non-GAAP financial measure by total revenue.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the second quarter 2021 financial statements:

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the Company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the Company operates. The Company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The Company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

Use of Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, reductions in employment and an increase in business failures, specifically among our clients, the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model, including risks related to government contracts; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; factors affecting the Company’s term loan and revolving credit facility; fluctuations in the number of Company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

The forward-looking statements, including the financial guidance and 2021 outlook, contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

© 2021 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2021

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,292	$28,577
Accounts receivable, net	3,482	3,354
Inventory	279	449
Prepaid expenses and other current assets	3,202	3,284
Total current assets before funds held for clients	27,255	35,664
Funds held for clients	207,432	321,069
Total current assets	234,687	356,733
Property and equipment, net	8,617	8,281
Goodwill	73,958	73,958
Intangible assets, net	58,739	64,552
Operating lease assets, net	5,396	6,450
Other assets, net	4,225	3,953
Total assets	$385,622	$513,927
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$3,277	$12,310
Accounts payable	1,272	1,288
Accrued compensation and benefits	1,588	2,916
Operating lease liabilities, current	1,694	1,833
Other accrued liabilities	1,319	1,380
Contingent purchase consideration	2,096	3,880
Deferred revenue	1,279	4,343
Total current liabilities before client fund obligations	12,525	27,950
Client fund obligations	207,326	320,577
Total current liabilities	219,851	348,527
Long-term liabilities:
Deferred revenue	66	111
Deferred tax liability	1,246	888
Notes payable, net of current portion	10,088	12,225
Operating lease liabilities, noncurrent	4,360	5,366
Other liabilities	592	1,157
Total long-term liabilities	16,352	19,747
Total liabilities	236,203	368,274
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	195	193
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	421,633	419,827
Accumulated deficit	(267,788)	(269,954)
Accumulated other comprehensive income	396	604
Total stockholders’ equity	149,419	145,653
Total liabilities and stockholders’ equity	$385,622	$513,927

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue:
Recurring	$16,072	$13,733	$35,314	$32,168
Professional services, hardware and other	1,096	382	1,656	893
Total revenue	17,168	14,115	36,970	33,061
Cost of Sales	7,223	6,008	14,533	13,848
Gross profit	9,945	8,107	22,437	19,213
Operating expenses:
Sales and marketing	3,622	2,769	7,233	6,344
General and administrative	6,821	5,193	13,319	11,646
Research and development	1,343	1,377	2,467	2,551
Amortization of intangible assets	2,528	2,349	5,056	4,698
Total operating expenses	14,314	11,688	28,075	25,239
Loss from operations	(4,369)	(3,581)	(5,638)	(6,026)
Interest (expense) income and other, net	(223)	14	(447)	710
Gain on extinguishment of debt	8,654	—	8,654	—
Gain (loss) from operations before income taxes	4,062	(3,567)	2,569	(5,316)
Income tax expense	298	377	403	395
Net income (loss)	3,764	(3,944)	2,166	(5,711)
Other comprehensive income:
Unrealized (loss) gain on marketable securities	(69)	562	(208)	627
Comprehensive income (loss)	$3,695	$(3,382)	$1,958	$(5,084)

Basic and diluted earnings (loss) per share
Basic	$0.20	$(0.25)	$0.11	$(0.36)
Diluted	$0.20	$(0.25)	$0.11	$(0.36)

Weighted average basic and diluted shares
Basic	19,040	15,779	19,033	15,753
Diluted	19,203	15,779	19,198	15,753

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2021	2020
	(unaudited)
Cash flows from operating activities:
Net loss	$2,166	$(5,711)
Adjustments to reconcile loss to net cash (used in) provided by operations:
Depreciation and amortization	7,905	7,033
Amortization of operating lease assets	830	750
Amortization of debt financing costs and discount	60	170
Net amortization of premiums and accretion of discounts on available-for-sale securities	31	112
Provision for doubtful accounts	1	142
Provision for deferred income taxes	358	71
Gain on modification of debt	—	(134)
Gain on extinguishment of debt	(8,654)	—
Net realized gains on sales of available-for-sale securities	(269)	(286)
Share-based compensation	1,340	1,025
Loss on disposals of fixed assets	(21)	52
Changes in operating assets and liabilities:
Accounts receivable	(129)	(226)
Inventory	107	58
Prepaid expenses and other assets	(190)	2,278
Operating lease right-of-use assets	(277)	(1,051)
Accounts payable	(16)	426
Accrued expenses and other long-term obligations	(1,440)	(2,553)
Operating lease liabilities	(591)	275
Deferred revenue	(3,109)	(2,781)
Net cash used in operating activities	(1,898)	(350)
Cash flows from investing activities:
Acquisition of intangible asset	—	(1,823)
Purchases of property and equipment	(86)	(547)
Software capitalization costs	(2,311)	(1,342)
Purchases of available-for-sale securities	(236)	(10,052)
Proceeds from sales and maturities of available-for-sale securities	7,813	5,634
Net cash provided by (used in) investing activities	5,180	(8,130)
Cash flows from financing activities:
Proceeds from notes payable	—	8,856
Payments of notes payable	(3,090)	(2,359)
Payments of contingent purchase consideration	(1,784)	—
Debt financing fees	—	(20)
Net proceeds from issuance of common stock	468	566
Net change in client fund obligations	(113,251)	(17,393)
Net cash used in financing activities	(117,657)	(10,350)
Net decrease in cash and cash equivalents	(114,375)	(18,830)
Cash and cash equivalents at beginning of period	324,985	134,060
Cash and cash equivalents at end of period	$210,610	$115,230

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$20,292	$29,259
Restricted cash and restricted cash equivalents included in funds held for clients	190,318	85,971
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$210,610	$115,230

Supplemental information:
Cash paid for interest	$449	$589
Cash paid for income taxes	$378	$381

ASURE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(in thousands, except per share amounts)

	Q2-21	Q1-21	Q4-20	Q3-20	Q2-20	Q1-20

Total Revenue	$17,168	$19,802	$16,430	$16,015	$14,115	$18,947

GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$9,945	$12,492	$9,806	$9,073	$8,107	$11,107
GAAP Gross Margin	57.9%	63.1%	59.7%	56.7%	57.4%	58.6%

Share-based Compensation	38	23	24	33	21	22
Depreciation	973	762	703	787	537	495
Amortization - intangibles	379	379	379	397	397	431
One Time Product Royalties	—	—	—	—	67	91
Non-GAAP Gross Profit	$11,335	$13,656	$10,912	$10,290	$9,129	$12,146
Non-GAAP Gross Margin	66.0%	69.0%	66.4%	64.3%	64.7%	64.1%

GAAP Net income (loss) to Non-GAAP EBITDA
GAAP Net income (loss)	$3,764	$(1,598)	$(5,842)	$(4,759)	$(3,944)	$(1,767)
Interest Expense & Other, Net	223	224	279	408	164	235
Taxes based on a 0% tax rate	298	105	266	(325)	377	19
Depreciation	1,136	956	934	1,043	793	735
Amortization - intangibles	2,907	2,907	2,804	2,821	2,746	2,780
EBITDA	$8,328	$2,594	$(1,559)	$(812)	$136	$2,002
EBITDA Margin	48.5%	13.1%	(9.5)%	(5.1)%	1.0%	10.6%

Share-based Compensation	760	626	631	707	588	438
One Time Expenses	630	202	2,071	1,117	685	1,845
PPP Loan Gain	(8,654)	—	—	—	—	—
Non-GAAP EBITDA	$1,064	$3,422	$1,143	$1,012	$1,409	$4,285
Non-GAAP EBITDA Margin	6.2%	17.3%	7.0%	6.3%	10.0%	22.6%

GAAP Net income (loss) to Non-GAAP Net income (loss)
GAAP Net income (loss)	$3,764	$(1,598)	$(5,842)	$(4,759)	$(3,944)	$(1,767)
Share Count	19,040	19,007	16,258	15,873	15,779	15,727
GAAP EPS	$0.20	$(0.08)	$(0.36)	$(0.30)	$(0.25)	$(0.11)

Share-based Compensation	760	626	631	707	588	438
Amortization - intangibles	2,907	2,907	2,804	2,821	2,746	2,780
One Time Expenses	854	202	2,071	1,117	685	1,845
PPP Loan Gain	(8,654)	—	—	—	—	—
Taxes based on a 0% tax rate	298	105	266	(325)	377	19
Non-GAAP Net (loss) income	$(71)	$2,242	$(70)	$(439)	$452	$3,315
Share Count	19,203	19,200	16,258	15,873	15,899	15,914
Non-GAAP EPS	$0.00	$0.12	$0.00	$(0.03)	$0.03	$0.21

Investor Relations Contact
Randal Rudniski
Vice President, Financial Planning & Analysis
512-859-3562
randal.rudniski@asuresoftware.com